UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 1, 2006

Tenet Healthcare Corporation

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13737 Noel Road, Dallas, Texas 75240

(Address of principal executive offices)

(469) 893-2200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As disclosed in a Form 8-K filed on January 19, 2006, Tenet Healthcare Corporation (the “Company”), as a result of an independent accounting investigation, determined that it was necessary to restate its financial statements for the fiscal years ended May 31, 2000, 2001 and 2002, the seven-month transition period ended December 31, 2002, and the calendar years ended December 31, 2003 and 2004, and that these financial statements should no longer be relied upon.  The approximate impact of the restatement adjustments anticipated at the time of filing was disclosed in the Form 8-K.

As disclosed in a Form 8-K filed on February 22, 2006, the Company concluded that a $120 million component of a $744 million deferred tax valuation allowance previously charged against additional paid-in capital was incorrect and should have been recorded as income tax expense in the Company’s 2004 income statement.  As a result, the Company’s 2004 financial statements should no longer be relied upon for that reason.  The Company has determined that this adjustment does not impact its previously reported quarterly reports for 2005.

On March 1, 2006, the audit committee determined that, due to additional adjustments resulting from the final independent accounting investigation report, it was necessary to further restate our financial statements for 2004 and periods back to and including the fiscal year ended May 31, 1999.  The additional adjustments relate to $39 million of prior period reserves released during 2003 and $14 million of prior period reserves released during 2004 that should have been released as of 2002 or earlier.  Such prior period reserves relate primarily to reserves for bad debts, cost report settlements, lease costs, litigation costs, restructuring charges and other reserves related to business combinations and acquisitions and sales of assets and facilities, and previously capitalized start-up costs.

Since the financial statements for the calendar year ended December 31, 2004 are being restated for these adjustments, the Company recorded audit differences that were previously deemed immaterial for 2004.  These audit differences related to estimated professional and general liability reserves that were not adequately decreased by $22 million as of December 31, 2004, and other adjustments related to the investigation.   On March 1, 2006, the audit committee also determined that the impact of the 2004 audit differences on our 2005 quarterly periods necessitates a restatement of our previously reported financial statements for the 2005 quarterly periods.   As a result of the foregoing, the Company’s previously reported financial statements for the 2005 quarterly periods should also no longer be relied upon.

The applicable restated financial results are included in the Company’s 2005 Annual Report on Form 10-K, also filed today, and Form 10-Q/As for the 2005 quarterly periods, to be subsequently filed, and the impact of all of the restatement adjustments described above follows:

($ in Millions except per share amounts)

	Increase / (Decrease) in Pre-tax Income	Increase / (Decrease) in Net Income	Increase / (Decrease) in Fully Diluted Earnings Per Share

Fiscal Year Ended May 31, 1999	$31	$19	$0.04

Fiscal Year Ended May 31, 2000	$40	$25	$0.05

Fiscal Year Ended May , 31, 2001	$53	$33	$0.07

Fiscal Year Ended May 31, 2002	$45	$28	$0.06

Seven-months Ended December 31, 2002	$(9)	$(5)	$(0.01)

Year Ended December 31, 2003	$(139)	$(87)	$(0.19)

Year Ended December 31, 2004	$(2)	$(166)	$(0.36)

Quarter Ended March 31, 2005	$(1)	$(1)	$0.00

Quarter Ended June 30, 2005	$(12)	$(12)	$(0.03)

Quarter Ended September 30, 2005	$7	$7	$0.02

Management and the Audit Committee have discussed this information with KPMG LLP, our independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

	By:	/s/ E. Peter Urbanowicz
E. Peter Urbanowicz
General Counsel

Date: March 9, 2006